Exhibit 99.1

UNITED STATES BANKRUPTCY COURT DISTRICT OF DELAWARE

In re: RS LEGACY CORPORATION, et al.,[1] Debtors.	: : : : : : :	Chapter 11 Case No. 15-10197 (BLS) (Jointly Administered)

NOTICE OF: (I) ENTRY OF ORDER CONFIRMING FIRST

AMENDED JOINT PLAN OF LIQUIDATION OF RS LEGACY

CORPORATION AND ITS DEBTOR AFFILIATES; (II) EFFECTIVE

DATE; AND (III) BAR DATES FOR CERTAIN ADMINISTRATIVE

CLAIMS, PROFESSIONAL FEE CLAIMS AND REJECTION DAMAGE CLAIMS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation of the Plan. On October 2, 2015, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the First Amended Joint Plan of Liquidation of RS Legacy Corporation and Its Debtor Affiliates, dated August 10, 2015 (as modified by certain modifications filed with the Bankruptcy Court and referenced in the Confirmation Order, the “Plan”), in the chapter 11 cases of the above-captioned debtors (collectively, the “Debtors”). Unless otherwise defined in this notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and the Confirmation Order. Copies of the Plan and the Confirmation Order may be obtained free of charge at https://cases.primeclerk.com/radioShack.

2. Effective Date. Pursuant to the Confirmation Order, the Liquidating Trust hereby certifies and gives notice that the Plan became effective in accordance with its terms, and the Effective Date occurred, on October 7, 2015.

[1]	The Debtors are the following eighteen entities (the last four digits of their respective taxpayer identification numbers follow in parentheses): RS Legacy Corporation (f/k/a RadioShack Corporation) (7710); Atlantic Retail Ventures, Inc. (6816); Ignition L.P. (3231); ITC Services, Inc. (1930); Merchandising Support Services, Inc. (4887); RS Legacy Customer Service LLC (f/k/a RadioShack Customer Service LLC) (8866); RS Legacy Global Sourcing Corporation (f/k/a RadioShack Global Sourcing Corporation) (0233); RS Legacy Global Sourcing Limited Partnership (f/k/a RadioShack Global Sourcing Limited Partnership) (8723); RS Legacy Global Sourcing, Inc. (f/k/a RadioShack Global Sourcing, Inc.) (3960); RS Ig Holdings Incorporated (8924); RSIgnite, LLC (0543); SCK, Inc. (9220); RS Legacy Finance Corporation (f/k/a Tandy Finance Corporation) (5470); RS Legacy Holdings, Inc. (f/k/a Tandy Holdings, Inc.) (1789); RS Legacy International Corporation (f/k/a Tandy International Corporation) (9940); TE Electronics LP (9965); Trade and Save LLC (3850); and TRS Quality, Inc. (5417). The address of each of the Debtors is 300 RadioShack Circle, Fort Worth, Texas 76102.

3. Releases.

a. Release by the Debtors and Liquidating Debtors. Without limiting any applicable provisions of, or releases contained in, the Plan, as of the Effective Date, the Debtors and the Liquidating Debtors, on behalf of themselves and their respective affiliates, Estates, the Liquidating Trust and successors and assigns, and any and all Entities, including the Creditors’ Committee and the Liquidating Trustee who may purport to claim by, through, for or because of them, shall be deemed to forever settle, release, waive and discharge all claims, commitments, obligations, suits, judgments, damages, demands, debts, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, against each of the SCP Secured Parties, including without limitation, Avoidance Actions, in each case arising out of, based upon or resulting from, directly or indirectly, in whole or in part, any act, omission, transaction or other occurrence taking place on or prior to the Effective Date; provided that nothing in Section IV.G.3.a. of the Plan shall be deemed, asserted or construed to be any form of release of any claims, counterclaims, defenses or causes of action held by the Pre-Petition ABL Agent, the First Out Lenders, General Retail Holdings L.P. or General Retail Funding LLC against the SCP Secured Parties or any other non-Debtor party that is a party or that may be joined as a party in the SCP Adversary Proceeding related to or arising from the SCP Adversary Proceeding.

b. Release by the SCP Secured Parties. Without limiting any other applicable provisions of, or releases contained in, the Plan, as of the Effective Date, pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, including the treatment of the SCP Secured Claims under the Plan, and subject to Sections IV.F.c. and g. of the Plan, as of the Effective Date, the SCP Secured Parties, on behalf of themselves and their respective affiliates, successors and assigns, and any and all Entities who may purport to claim by, through, for or because of them, shall be deemed to forever settle, release, waive and discharge all claims, commitments, obligations, suits, judgments, damages, demands, debts, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, against any of the Debtors, the Liquidating Debtors, the Estates, or any of their respective subsidiaries, predecessors and successors, in each case, arising out of, based upon or resulting from, directly or indirectly, in whole or in part, any act, omission, transaction or other occurrence taking place on or prior to the Effective Date; provided that nothing in Section IV.G.3.b. of the Plan shall be deemed, asserted or construed to be any form of release of the claims and causes of action asserted by the SCP Secured Parties against non-Debtor defendants in the SCP Adversary Proceeding.

c. Limitation of Liability. Without limiting any other applicable provisions of, or releases contained in, the Plan, as of the Effective Date, the Debtors, the Liquidating Debtors, the Liquidating Trust, the Liquidating Trustee and their respective directors, officers, employees, agents and professionals, acting in such capacity, and the Creditors’ Committee and its members, and their respective agents and professionals, in each case acting in such capacity, will neither have nor incur any liability to any Entity for any act taken or omitted to be taken on or after the commencement of the Bankruptcy Cases, including the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Bankruptcy Cases or any of the foregoing; provided, however, that the foregoing provisions will have no effect on: (i) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan; or (ii) the liability of any Entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

4. Injunctions.

a. Unless otherwise provided, all injunctions or stays provided for in the Bankruptcy Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Bankruptcy Cases are closed.

b. Except as provided in the Plan or the Confirmation Order and other than with respect to a right of recoupment or a setoff, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability subject to the Plan or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan or cause of action of a non-Debtor that is released under the Plan will be permanently enjoined from taking any of the following actions in respect of any such Claims, debts, liabilities, Interests or rights: (i) commencing or continuing in any manner or means any action or other proceeding against the Debtors, the Liquidating Debtors, the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Board, whether directly, derivatively or otherwise, other than to enforce any right pursuant to the Plan (or any order resolving the Dispute) to a Distribution; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Liquidating Debtors, the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Board other than as permitted pursuant to (i) above; (iii) creating, perfecting or enforcing any Lien or encumbrance of any kind against the Debtors, the Liquidating Debtors, the Liquidating Trust or their respective property; (iv) asserting a right of subrogation of any kind against any debt, liability or obligation due to the Debtors, the Liquidating Debtors, the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Board; and (v) subject to the proviso in Article X of the Plan regarding jurisdiction, commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. Such injunction shall extend to the successors, if any, of the Debtors, the Liquidating Debtors, the Liquidating Trust, the Liquidating Trustee and the Liquidating Trust Board and to their respective properties and interests in property. Anyone injured by any willful violation of this injunction shall be entitled to recover actual damages, including costs and attorneys’ fees and, in appropriate circumstances, may recover punitive damages from the willful violator.

5. Bar Dates.

a. General Bar Date for Administrative Claims. Except as specified in Section III.A.1.c.ii. of the Plan, the Bar Date Order, Section III.B. of the Confirmation Order and this notice, unless previously Filed or Allowed, requests for payment of Administrative Claims that arose (or, only in the case of unexpired leases of real or personal property, accrued) on or after June 1, 2015 through the Effective Date must be Filed no later than 60 days after the Effective Date (the “Final Administrative Claim Bar Date”) (i.e., by December 7, 2015). Any holder of an Administrative Claim that is required to, but does not, File and serve a request for payment of such Administrative Claim by the applicable Bar Date shall be forever barred from asserting such Administrative Claim against the Debtors, the Liquidating Debtors, the Liquidating Trust, the Estates or their respective property, and such Administrative Claims shall be deemed waived and released as of the Effective Date. Objections to requests for payment of any Administrative Claim must be Filed and served on the requesting party by: (i) in the case of such requests that were required to be filed by June 22, 2015 pursuant to the Bar Date Order, 90 days after the Effective Date (i.e., by January 5, 2016); and (ii) in the case of such requests that must be filed by the Final Administrative Claim Bar Date, by no later than 150 days after the Effective Date (i.e., by March 7, 2016), in each case subject to further order of the Court. For the avoidance of doubt, nothing herein or in the Confirmation Order modifies any requirement to File any Administrative Claim as set forth in the Bar Date Order, and any holder of such Administrative Claim that failed to comply with the requirements of the Bar Date Order shall be forever barred from asserting such Administrative Claim against the Debtors, the Liquidating Debtors, the Liquidating Trust, the Estates or their respective property, and such Administrative Claim shall be deemed waived and released.

b. Professional Fee Claims. Professionals or other entities asserting a Professional Fee Claim for services rendered before the Effective Date must File and serve on the Liquidating Trustee and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court a Final Fee Application no later than 90 days after the Effective Date (i.e., by January 5, 2016); provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Court review or approval, pursuant to the Ordinary Course Professionals Order. A Professional may include any outstanding, non-Filed monthly or interim request for payment of a Fee Claim pursuant to the Fee Order in its Final Fee Application. Objections to any Final Fee Application must be Filed and served on the Liquidating Trustee and the requesting party by the later of (i) 80 days after the Effective Date (i.e., by December 28, 2015) or (ii) 45 days after the Filing of the applicable Final Fee Application. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Court, including the Fee Order, regarding the payment of Fee Claims. Any pending, Filed interim requests for a Fee Claim pursuant to the Fee Order shall be resolved in the ordinary course in accordance with the Fee Order or, if sooner, in connection with the particular Professional’s Final Fee Application.

c. Rejection Damage Claims. Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C. of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such rejection claim will be forever barred and will not be enforceable against the Liquidating Trustee or the Liquidating Trust unless a proof of Claim is Filed and served on the Liquidating Trustee, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Court, by (i) for Executory Contracts and Unexpired Leases rejected on the Effective Date, 30 days after the Effective Date (i.e., by November 6, 2015) and (ii) for TSA Contracts and Deferred Assets (constituting Executory Contracts or Unexpired Leases) rejected pursuant to Section V.C.2. of the Plan, 30 days after the effective date of such rejection pursuant to the procedures described in Section V.C.4. of the Plan.

d. Address of Liquidating Trustee. For purposes of serving requests for payment of Administrative Claims, Final Fee Applications or proofs of Claim arising from the rejection of Executory Contracts or Unexpired Leases, the Liquidating Trustee’s address is Peter Kravitz, Esq., c/o Province Inc., 5915 Edmond Street, Suite 102, Las Vegas, Nevada 89118.

Dated: Wilmington, Delaware

            October 8, 2015

/s/ Christopher M. Samis

Christopher M. Samis (No. 4909)

L. Katherine Good (No. 5101)

WHITEFORD, TAYLOR & PRESTON LLC

The Renaissance Centre, Suite 500

405 North King Street

Wilmington, Delaware 19801

Telephone: (302) 353-4144

Facsimile: (302) 661-7950

Email: csamis@wtplaw.com

             kgood@wtplaw.com

- and -

Jay R. Indyke

Cathy Hershcopf

COOLEY LLP

1114 Avenue of the Americas

New York, New York 10036

Telephone: (212) 479-6000

Facsimile: (212) 479-6275

Email: jindyke@cooley.com

            chershcopf@cooley.com

- and –

Susheel Kirpalani

Robert S. Loigman

Benjamin I. Finestone

Kate Scherling

William Pugh

QUINN EMANUEL URQUHART &

SULLIVAN LLP

51 Madison Avenue, 22nd Floor

New York, New York 10010

Telephone: (212) 849-7000

Facsimile: (212) 849-7100

Email:	susheelkirpalani@quinnemanuel.com benjaminfinestone@quinnemanuel.com katescherling@quinnemanuel.com williampugh@quinnemanuel.com

ATTORNEYS FOR THE LIQUIDATING TRUST